EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contacts:
Richard T. Schumacher, President & CEO	PressureBioSciences, Inc.
Edward H. Myles, Vice President of Finance & CFO	(T) 508-580-1818

Pressure BioSciences, Inc. Reports Third Quarter Financial Results

WEST BRIDGEWATER, Mass., November 13, 2006 - Pressure BioSciences, Inc. (NASDAQ: PBIO) today announced that revenue for the three months ended September 30, 2006 was $92,211 as compared to $11,742 for the three months ended September 30, 2005. This increase in revenue was driven by the sales of three PCT Sample Preparation Systems (PCT SPS) during the third quarter of 2006 (to Johns Hopkins University, the National Institutes of Health, and a state laboratory in Virginia). The Company incurred an operating loss from continuing operations of $829,835 in the third quarter of 2006, as compared to an operating loss from continuing operations of $538,902 in the same period of 2005. This increase in operating loss was the result of significant investments made in the Company’s research and development and sales and marketing functions during 2006.

For the nine months ended September 30, 2006, revenue was $174,409 as compared to $21,984 for the nine months ended September 30, 2005. This increase in revenue was driven by the sales of five PCT Sample Preparation Systems during the first nine months of 2006 as compared to no PCT SPS sales during the same period in 2005. The Company incurred an operating loss from continuing operations of $2,987,098 during the first nine months of 2006, compared to an operating loss from continuing operations of $1,868,563 during the same period of 2005. The operating loss for 2006 includes $543,220 of non-cash, stock-based compensation charges incurred as per the provisions of Statement of Financial Accounting Standards Board Statement 123R “Share-Based Payment”. This increase in operating loss was also the result of increased investments in all major areas of the Company’s business, particularly research and development and sales and marketing. Consistent with its business strategy, the Company expects to continue to increase investments in all functional areas of its business in order to support the full commercialization of its novel and patented Pressure Cycling Technology (PCT).

As of September 30, 2006, the Company had cash and cash equivalents of approximately $5.9 million, total working capital of approximately $6.4 million, and marketable securities of approximately $2.5 million. Edward H. Myles, Vice President of Finance and CFO commented: “We are pleased to have made such significant and successful strides down the path towards full PCT commercialization, while concomitantly being able to closely manage our important financial resources.”

Richard T. Schumacher, Founder, President, and CEO commented: “We continue to make significant progress in many areas of our business plan. In addition to filling key positions within our senior management team, building our R&D and marketing capabilities, and making measured progress in the development of new PCT-related products, we have also realized significant success in expanding our collaboration program with key scientific and industry leaders nationwide. We are extremely pleased that some of our collaborators have purchased the PCT Sample Preparation System following their evaluation, while others have published or presented data citing the clear benefits of PCT. We appreciate the work that our nearly 30 collaborators have done to date, and look forward to continuing to work with them as we build interest in this very important, enabling technology.”

About Pressure BioSciences, Inc.

Pressure BioSciences, Inc. (PBI) is a publicly traded, early-stage company focused on the development of a novel, enabling technology called Pressure Cycling Technology (PCT). PCT uses cycles of hydrostatic pressure between ambient and ultra-high levels (up to 35,000 psi and greater) to control bio-molecular interactions. PBI currently holds 13 US and 5 foreign patents covering multiple applications of PCT in the life sciences field, including such areas as genomic and proteomic sample preparation, pathogen inactivation, the control of enzymes, immunodiagnostics, and protein purification.

Forward Looking Statements

Statements contained in this press release regarding the Company’s intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: possible difficulties or delays in the implementation of the Company’s strategies that may adversely affect the Company’s continued commercialization of its PCT Sample Preparation System; the Company’s financial results for the three and nine months ended September 30, 2006 may not necessarily be indicative of future results as future revenues may not meet expectations due to changes in customers needs and technological innovations, and expenses may be higher than anticipated due to unforeseen cost increases; the Company’s collaboration programs may not continue to be successful and may not result in the sale of additional PCT Systems to collaborators or others; and the Company may be unable to develop any new PCT-related products that achieve commercial acceptance. Additional risks and uncertainties that could cause actual results to differ materially from those indicated by these forward-looking statements are discussed under the heading "Risk Factors" in the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, in the Company’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2005, and other reports filed by the Company from time to time with the SEC. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.

Visit us at our website http://www.pressurebiosciences.com

Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
		(restated)		(restated)
REVENUE:
PCT Products, services, other	$92,211	$11,742	$174,409	$21,984
Total revenue	92,211	11,742	174,409	21,984

COSTS AND EXPENSES:
Cost of PCT products & services	90,037	33,966	188,688	61,653
Research and development	324,525	156,529	984,844	374,147
Selling and marketing	127,419	39,954	322,803	93,590
General and administrative	380,065	320,195	1,665,172	1,361,157
Total operating costs and expenses	922,046	550,644	3,161,507	1,890,547

Operating loss from continuing operations	(829,835)	(538,902)	(2,987,098)	(1,868,563)

OTHER INCOME (EXPENSE):
Realized gain on securities held for sale	-	2,838,491	517,938	2,838,491
Other operating, net	-	(140,648)	-	(528,285)
Interest income	88,190	62,699	305,982	187,559
Total other income	88,190	2,760,542	823,920	2,497,765

(Loss) income from continuing operations before income taxes	(741,645)	2,221,640	(2,163,178)	629,202
Income tax benefit (provision) from continuing operations	111,106	(912,671)	408,344	(457,535)

(Loss) income from continuing operations	(630,539)	1,308,969	(1,754,834)	171,667

Discontinued operations:

(Loss) income from discontinued operations (net of income tax benefit of $1,720 and provision of $913 for the three and nine months ended in 2005)	-	(3,340)	-	1,995

Gain on sale of net assets related to discontinued operations (includes effect of income taxes of $701,699 in 2005)	-	701,699	-	701,699

Net income from discontinued operations	-	698,359	-	703,694

Net (loss) income	$(630,539)	$2,007,328	$(1,754,834)	$875,361

(Loss) income per share from continuing operations - basic	$(0.26)	$0.54	$(0.72)	$0.05
Income per share from discontined operations - basic	$-	$0.29	$-	$0.23
Net (loss) income per share, basic	$(0.26)	$0.83	$(0.72)	$0.28

(Loss) income per share from continuing operations - diluted	$(0.26)	$0.52	$(0.72)	$0.05
Income per share from discontined operations - diluted	$-	$0.27	$-	$0.22
Net (loss) income per share, diluted	$(0.26)	$0.79	$(0.72)	$0.27

Weighted average number of shares used to calculate net (loss) income per share - basic	2,422,675	2,424,189	2,424,351	3,157,495

Weighted average number of shares used to calculate net (loss) income per share - diluted	2,422,675	2,537,987	2,424,351	3,202,101

Condensed Consolidated Balance Sheet Data

	September 30,	December 31,
	2006	2005
	(unaudited)	(restated)

ASSETS
Cash and cash equivalents	$5,850,427	$6,416,772
Escrow deposit related to sale of assets to SeraCare	-	1,117,305
Income tax receivable	781,457	531,122
Prepaid expenses, deposits, and other current assets	410,933	476,436
Total current assets	7,042,817	8,541,635

PROPERTY AND EQUIPMENT, NET	200,146	282,780

Intangible assets, net	389,080	425,554
Assets transferred under contractual arrangements	1,420,996	1,420,996
Investments in marketable securities	2,549,113	3,962,810
Total other assets	4,359,189	5,809,360

TOTAL ASSETS	$11,602,152	$14,633,775

LIABILITIES
Current liabilities	689,393	800,899
Long term liabilities	1,926,380	2,468,275

TOTAL LIABILITIES	2,615,773	3,269,174

STOCKHOLDERS' EQUITY
Paid-in capital	6,290,745	6,051,262
Loan receivable from Director / CEO	(1,000,000)	(1,000,000)
Accumulated other comprehensive income	1,675,092	2,537,963
Retained earnings	2,020,542	3,775,376

TOTAL STOCKHOLDERS' EQUITY	8,986,379	11,364,601

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$11,602,152	$14,633,775